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                                 EXHIBIT 23.3
              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the reference to our Firm under the caption "Experts" and to the use of our report dated June 22, 1993, with respect to the consolidated statements of operations, changes in stockholders' equity and cash flows of Laser Vision Centers, Inc. included in this Registration Statement (Form S-3) and related Prospectus of Laser Vision Centers, Inc. for the registration of 2,875,000 shares of its common stock.


                                    /S/ Lovelace, Roby & Company, P.A.
                                        Lovelace, Roby & Company, P.A.
                                        Certified Public Accountants


Orlando, Florida
June 3, 1996